AVID TECHNOLOGY, INC. PCTV BUSINESS

Consolidated Financial Statements

Independent Auditors’ Report

Avid Technology, Inc. PCTV Business
Tewksbury, MA

We have audited the accompanying consolidated statements of financial position for PCTV Business of Avid Technology, Inc. as of September 30, 2008 and December 31, 2007 and the related consolidated statements of operations, net investment in PCTV Business, and cash flows for the nine months ended September 30, 2008 and the year ended December 31, 2007. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Avid Technology, Inc. PCTV Business as of September 30, 2008 and December 31, 2007, and the results of its operations and its cash flows for the nine months ended September 30, 2008 and the year ended December 31, 2007 in conformity with accounting principles generally accepted in the United States of America.

/s/ BDO Seidman, LLP

Melville, New York

March 6, 2009

AVID TECHNOLOGY, INC. PCTV BUSINESS
Consolidated Statements of Financial Position for PCTV Business
(in thousands)

	September 30, 2008	December 31, 2007
ASSETS

Current assets:
Accounts receivable, net of allowances of $4,535 and $4,804 at	$5,107	$5,543
September 30, 2008 and December 31, 2007, respectively
Inventories, net of reserves of $2,492 and $3,011 at September 30, 2008 and December 31, 2007, respectively	16,727	15,833
Total current assets	21,834	21,376

Property and equipment, net	580	960
Intangible assets, net	1,625	4,855
Total assets	$24,039	$27,191

LIABILITIES AND NET INVESTMENT IN PCTV BUSINESS

Current liabilities:
Accounts payable	$873	$1,169
Accrued expenses	4,874	3,469
Deferred revenues	2,012	1,355
Total current liabilities	7,759	5,993

Commitments and contingencies (Notes 2, 3 and 10)

Net investment in PCTV business	16,280	21,198
Total liabilities and net investment in PCTV business	$24,039	$27,191

The accompanying notes are an integral part of these financial statements.

AVID TECHNOLOGY, INC. PCTV BUSINESS
Consolidated Statements of Operations
(in thousands)

	For the Nine Months Ended September 30, 2008	For the Twelve Months Ended December 31, 2007

Net revenues	$33,069	$51,032
Cost of revenues	29,816	40,103
Gross profit	3,253	10,929

Operating expenses:
Research and development	2,242	3,642
Marketing and selling	3,683	4,935
General and administrative	2,108	2,629
Amortization of intangible assets	824	1,098
Impairment of intangible asset	2,406	—
Total operating expenses	11,263	12,304

Net loss	$(8,010)	$(1,375)

The accompanying notes are an integral part of these financial statements.

AVID TECHNOLOGY, INC. PCTV BUSINESS
Consolidated Statements of Net Investment in PCTV Business
(in thousands)

Net investment balance at December 31, 2006	$23,468
Net loss	(1,375)
Non-cash investments for stock-based compensation	213
Net cash paid to Avid Technology, Inc.	(1,108)
Net investment balance at December 31, 2007	21,198
Net loss	(8,010)
Non-cash investments for stock-based compensation	156
Net cash investments by Avid Technology, Inc.	2,936
Net investment balance at September 30, 2008	$16,280

The accompanying notes are an integral part of these financial statements.

AVID TECHNOLOGY, INC. PCTV BUSINESS
Consolidated Statements of Cash Flows
(in thousands)

	For the Nine Months Ended September 30, 2008	For the Twelve Months Ended December 31, 2007
Cash flows from operating activities:
Net loss	$(8,010)	$(1,375)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation and amortization	1,320	1,904
Impairment of intangible asset	2,406	—
Provision for (recoveries of) doubtful accounts	363	(47)
Compensation expense from stock grants and options	156	213
Changes in operating assets and liabilities:
Accounts receivable	73	771
Inventories	(894)	912
Prepaid expenses	—	227
Accounts payable	(296)	(16)
Accrued expenses	1,405	(1,226)
Deferred revenues	657	225
Net cash (used in) provided by operating activities	(2,820)	1,588

Cash flows from investing activities:
Purchases of property and equipment	(116)	(480)
Net used in investing activities	(116)	(480)

Cash flows from financing activities:
Net cash investment by (paid to) Avid Technology, Inc.	2,936	(1,108)
Net cash provided by (used in) financing activities	2,936	(1,108)

Net increase in cash	—	—
Cash at beginning of period	—	—
Cash at end of period	$—	$—

The accompanying notes are an integral part of these financial statements.

AVID TECHNOLOGY, INC. PCTV BUSINESS
Notes to Financial Statements

1.	ORGANIZATION AND OPERATIONS

The Avid Technology, Inc. (“Avid” or the “Parent”) PCTV Business (the “Business”) develops, markets and sells a wide range of analog and digital TV receivers that allow PC users to watch television on a PC screen. These products can also enable the recording of TV shows to a PC’s hard disk, digital video editing, receiving of digital TV data transmissions, watching TV remotely, and displaying digital media stored on a computer to a TV set via a home network.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

A summary of the Business’s significant accounting policies follows:

Basis of Presentation

These consolidated financial statements include the accounts of the Business, including its foreign operations. Historically, financial statements have not been prepared for the Business, as it has no separate legal status of existence. The accompanying carve-out financial statements have been prepared to present the statements of financial position of the Business and statements of operations and cash flows of the Business for inclusion in Hauppauge Digital Inc.’s Form 8-K for purposes of complying with the rules and regulations of the Securities and Exchange Commission as required by S-X Rule 3-05. These statements include only those assets, liabilities and related operations of the Business as historically incurred by the Business and exclude all other assets, liabilities and operations of Avid Technology, Inc. The accompanying carve-out financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America using Business-specific information where available and allocations and estimates where data is not maintained on a Business-specific basis within its books and records.  Allocations were based primarily off of a percentage of revenue adjusted when needed based on facts and circumstances where a more specific allocation was deemed more appropriate.   Due to the significant amount of allocations and estimates used to prepare these carve-out financial statements, they may not reflect the financial position, cash flows or results of operations of the Business in the future or what its operations, cash flows and financial position would have been had the Business been operating on a stand-alone basis during the periods presented. These financial statements do not include a carve-out for cash as the operations have historically been fully funded by the Parent. No interest is incurred by the Business on the net investments in the Business by the Parent.

Net Investment in PCTV Business

As these financial statements represent a portion of the business of Avid that does not constitute a separate legal entity, the investment in the Business is shown in lieu of stockholder’s equity. The net investment includes the accumulated losses of the Business and the transfer of cash to or from the Business to fund its operations, as well as non-cash expense from the Parent for stock-based compensation allocated to the Business.

Translation of Foreign Currencies

Certain assets and liabilities of the Business were recorded in currencies other than the U.S. dollar and are translated into U.S. dollars at the current exchange rate in effect at the balance sheet date. Income and expense items for these entities are translated using the average exchange rate for the period.

Inventories

Inventories are stated at the lower of cost (determined on a moving-average basis) or market value. Management regularly reviews inventory quantities on hand and writes down inventory to its realizable value to reflect estimated obsolescence or lack of marketability based on assumptions about future inventory demand (generally for the following twelve months) and market conditions. Inventory in the Business’s market is subject to rapid technological change or obsolescence; therefore, utilization of existing inventory may differ from the Business’s estimates.

Property and Equipment

Property and equipment is recorded at cost and depreciated using the straight-line method over the estimated useful life of the asset.

Acquisition-related Intangible Assets

The intangible assets of the Business, which consist primarily of customer relationships and trade names, resulted from the acquisition of Pinnacle Systems Inc. by Avid in 2005. These assets were accounted for under the purchase method. These finite-lived acquisition-related intangible assets are reported at fair value, net of accumulated amortization and are being amortized on a straight-line basis over their estimated useful lives of six and one-half years and seven years, respectively. Straight-line amortization is used because no other pattern over which the economic benefits will be consumed can be reliably determined.

Long-Lived Assets

The Business periodically evaluates its long-lived assets for events and circumstances that indicate a potential impairment. A long-lived asset is assessed for impairment when the undiscounted expected future cash flows derived from that asset are less than its carrying value. The cash flows used for this analysis take into consideration a number of factors including past operating results, budgets and economic projections, market trends and product development cycles. The amount of any impairment would be equal to the difference between the estimated fair value of the asset, based on a discounted cash flow analysis, and its carrying value.

In September 2008, as a result of a decrease in value of the Business, the identifiable intangible assets of the Business were tested for impairment in accordance with SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets. As a result, it was determined that the trade name intangible asset was impaired and the Business recorded a charge of $2.4 million to write this asset down to its current fair value.

Revenue Recognition and Allowance for Doubtful Accounts

The Business generally recognizes revenues from sales of products upon receipt of a signed purchase order or contract and product shipment to distributors or end users, provided that collection is reasonably assured and the fee is fixed or determinable.

A portion of the Business’s revenues is derived from transactions with channel partners who have unlimited return rights and from whom payment is contingent upon the product being sold through to their customers. Accordingly, revenues from these channel partners are deferred and recognized when the products are sold through to the customer instead of being recognized at the time products are shipped to the channel partners. Certain other channel partners are offered limited rights of return, stock rotation and price protection. In accordance with Statement of Financial Accounting Standards (“SFAS”) No. 48, Revenue Recognition When Right of Return Exists, the Business records a provision for estimated returns and other allowances as a reduction of revenues in the same period that related revenues are recorded. Management estimates must be made and used in connection with establishing and maintaining a sales allowance for expected returns and other credits. In making such estimates, the Business analyzes historical returns and credits and the amounts of products held by major resellers, and considers the impact of new product introductions, changes in customer demand, current economic conditions and other known factors. The amount and timing of the Business’s revenues for any period may be impacted if actual product returns or other reseller credits prove to be materially different from the Business’s estimates. To date actual returns and other allowances have not differed significantly from management's estimates.

The Business from time to time offers rebates on purchases of certain products or rebates based on purchasing volume that are accounted for as reductions to revenues upon shipment of related products or expected achievement of purchasing volumes. In accordance with Emerging Issues Task Force Issue 01-09, Accounting for Consideration Given by a Vendor to a Customer (including a Reseller of the Vendor’s Products), consideration given to customers or resellers under the rebate program is recorded as a reduction to revenues because the Business does not receive an identifiable benefit that is sufficiently separable from the sale of the Business’s products.

The Business maintains allowances for estimated bad debt losses resulting from the inability of its customers to make required payments for products. When evaluating the adequacy of the allowances, the Business analyzes accounts receivable balances, historical bad debt experience, customer concentrations, customer credit worthiness and current economic trends. To date, actual bad debts have not differed materially from management's estimates.

The Business records as revenue all amounts billed to customers for shipping and handling costs and records its actual shipping costs as a component of cost of revenues. The Business presents revenues net of any taxes collected from customers and remitted to a government authority.

Warranties

The Business provides warranties for up to two years on its products, and records an accrual for the related warranty liability based on historical trends and actual material and labor costs.

The following table sets forth the 2007 and 2008 activity in the product warranty accrual allocated to the Business (in thousands):

Accrual balance at December 31, 2006	$1,334
Accruals for product warranties	2,878
Cost of warranty claims	(2,752)
Accrual balance at December 31, 2007	1,460
Accruals for product warranties	3,080
Cost of warranty claims	(2,359)
Accrual balance at September 30, 2008	$2,181

Accounting for Stock-Based Compensation

The Business accounts for stock-based compensation in accordance with SFAS No. 123 (revised 2004), Share-Based Payment (“SFAS 123(R)”), based on the fair value of the grants. Parent grants on behalf of the Business both restricted stock units and stock options under its stock-based compensation plans. The fair values of restricted stock units are based on the values of the awards at the date of grant. As permitted under SFAS 123(R), the Black-Scholes option pricing model is generally used to estimate the fair value of stock option grants. The Black-Scholes model relies on a number of key assumptions to calculate estimated fair values. There were no stock options granted during the periods presented in these financial statements. For stock options granted prior to 2006, stock-compensation expense was recognized using the graded-vesting attribution method. For options granted in 2006, the straight-line attribution method was used.

The Business estimates forfeiture rates at the time awards are made based on historical turnover rates and applies these rates in the calculation of estimated compensation cost. For all stock-based awards for the year ended December 31, 2007, a 6.5% estimated forfeiture rate was applied to all grants. In 2008, an estimated forfeiture rate of 8.75% was applied to all employee awards. In September 2008, the estimated forfeiture rate was revised to 9.00%, and this revised rate was applied to all outstanding stock options and non-vested restricted stock awards.

Stock-based compensation is included in the following captions in the Business’s statements of operations for 2008 and 2007 (in thousands):

	For the Nine Months Ended September 30, 2008	For the Twelve Months Ended December 31, 2007
Cost of revenues	$30	$40
Research and development expense	92	128
Marketing and selling expense	26	33
General and administrative expense	8	12
Total stock-based compensation expense	$156	$213

As of September 30, 2008, there is $0.5 million of total unrecognized compensation cost, before forfeitures, related to non-vested stock-based compensation awards granted under stock-based compensation plans. The weighted-average recognition period of the total unrecognized compensation cost is 2.56 years.

Income Taxes

The accompanying financial statements have been prepared in conformity with SFAS 109, Accounting for Income Taxes. In accordance with SFAS 109, deferred income taxes are provided based on the temporary differences between the financial statement carrying amounts and the tax basis of assets and liabilities. Deferred income taxes are measured using the enacted tax rates expected to apply when temporary differences are settled or realized. Deferred tax assets for net operating loss carryforwards were $2.3 million and $0.5 million for 2008 and 2007, respectively. Valuation allowances are established when necessary to reduce deferred tax assets to the amount that is more likely than not to be realized.  Due to the uncertainty regarding the realization of these assets, these deferred tax assets have been fully offset by a valuation allowance.

Advertising Expenses

All advertising costs are expensed as incurred and are classified as marketing and selling expenses. Advertising expenses allocated to the Business for 2008 and 2007 are $0.1 million and $0.2 million, respectively.

Research and Development Costs

Research and development costs are expensed as incurred.

3.	LEASES

The Business conducts its operations primarily from leased facilities in Mt. View, California and Braunschweig, Germany. Rent expenses allocated to the Business for 2008 and 2007 are $0.3 million and  $0.4 million, respectively as of September 30, 2008, the Business’s future minimum lease commitments under non-cancelable operating leases totaled approximately $0.4 million.

4.	FAIR VALUE OF FINANCIAL INSTRUMENTS

The carrying amount of accounts receivable, accounts payable and accrued expenses approximate their fair value due to their short-term nature.

5.	PROPERTY AND EQUIPMENT

Property and equipment consist of the following (in thousands):

	Depreciable Life	September 30, 2008	December 31, 2007
Computer and office equipment and software	3 to 5 years	$875	$834
Furniture and fixtures	3 to 7 years	445	493
Leasehold improvements	2 to 10 years	181	187
		1,501	1,514
Less accumulated depreciation and amortization		(921)	(554)
		$580	$960

Depreciation and amortization expense related to property and equipment was $0.5 million and $0.8 million for 2008 and 2007, respectively.

6.	INTANGIBLE ASSETS

Identifiable intangible assets allocated to the Business consist of the following at September 30, 2008 and December 31, 2007 (in thousands):

	September 30, 2008			December 31, 2007
	Gross	Accumulated Amortization	Net	Gross	Accumulated Amortization	Net
Customer relationships	$2,925	$(1,406)	$1,519	$2,925	$(1,069)	$1,856
Trade name (a)	2,133	(2,027)	106	4,539	(1,540)	2,999
	$5,058	$(3,433)	$1,625	$7,464	$(2,609)	$4,855

(a)
In September 2008, as a result of a decrease in market value of the Business, the identifiable intangible assets of the Business were tested for impairment in accordance with SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets. As a result, it was determined that the trade name intangible asset was impaired and the Business recorded a charge of $2.4 million to write this asset down to its current fair value.

Amortization of identifiable intangible assets allocated to the Business is approximately $0.8 million and $1.1 million, respectively, for 2008 and 2007. Amortization of these intangible assets is expected to total approximately $0.5 million for each of the next three twelve-month periods, with the remaining $0.1 million amortized in the fourth twelve-month period.

7.	ACCOUNTS RECEIVABLE

Accounts receivable, net of allowances, consists of the following at September 30, 2008 and December 31, 2007 (in thousands):

	September 30, 2008	December 31, 2007
Accounts receivable	$9,642	$10,347
Less:
Allowance for doubtful accounts	(593)	(231)
Allowance for sales returns and rebates	(3,942)	(4,573)
	$5,107	$5,543

8.	CONCENTRATIONS OF CREDIT RISK AND MAJOR CUSTOMERS

The Business sells a significant portion of its products to a limited number of channel partners. At September 30, 2008 and December 31, 2007, respectively, four customers accounted for approximately 48% and 60% of the Business’s accounts receivable balances. During 2008 and 2007, respectively, these same customers accounted for approximately 47% and 43% of the Business’s revenues.

9.	INVENTORIES

Inventories consist of the following at September 30, 2008 and December 31, 2007 (in thousands):

	September 30, 2008	December 31, 2007
Raw materials	$293	$221
Work in process	1,732	1,791
Finished goods	14,702	13,821
	$16,727	$15,833

10.	MAJOR SUPPLIERS AND PURCHASE COMMITMENTS

During 2008 and 2007, the Business purchased inventory components totaling approximately $22.4 million and $27.9 million, respectively, from three major suppliers. As of September 30, 2008, the Business’s non-cancelable purchase commitments for inventory components totaled approximately $4.1 million.

11.	STOCK-BASED COMPENSATION PLANS

Under the various stock-based compensation plans of Avid, the Business may grant to employees stock awards or options to purchase Avid common stock, generally at the market price on the date of grant. The options become exercisable over various periods, typically four years, and have a maximum term of seven years. Restricted stock and restricted stock unit awards also typically vest over four years.

The following table summarizes changes in the Business’s stock options during 2008 and 2007:

	Stock Options
	Shares	Weighted- Average Exercise Price	Weighted- Average Remaining Contractual Term	Aggregate Intrinsic Value (in thousands)
Options outstanding at December 31, 2006	33,411	$39.01
Granted	—	—
Exercised	—	—
Forfeited or expired	—	—
Options outstanding at December 31, 2007	33,411	$39.01
Granted	—	—
Exercised	—	—
Forfeited or expired	(900)	$38.61
Options outstanding at September 30, 2008	32,511	$39.02	6.82	$0
Options exercisable at September 30, 2008	24,793	$38.95	6.80	$0

The following table summarizes changes in the Business’s non-vested restricted stock units during 2008 and 2007:

	Non-Vested Restricted Stock Units
	Shares	Weighted- Average Grant-Date Fair Value	Weighted- Average Remaining Contractual Term	Aggregate Intrinsic Value (in thousands)
Non-vested at December 31, 2006	3,136	$47.01
Granted	8,550	$33.86
Vested	(784)	$47.01
Forfeited	—	—
Non-vested at December 31, 2007	10,902	$36.69
Granted	9,040	$24.03
Vested	(2,930)	$37.38
Forfeited	—	—
Non-vested at September 30, 2008	17,012	$29.84	1.55	$309

12.	SEGMENT INFORMATION

During 2008 and 2007, the Business operated as one reportable segment.

The following table summarizes the Business’s revenues by geographic area for 2008 and 2007 (in thousands).

	For the Nine Months Ended September 30, 2008	For the Twelve Months Ended December 31, 2007
Revenues:
United States	$8,164	$10,643
France	6,364	7,470
Germany	4,703	4,786
Italy	3,239	5,459
Rest of Europe	9,485	21,013
Other	1,114	1,661
Total revenues	$33,069	$51,032

The following table summarizes the Business’s long-lived assets, by geographic area for 2008 and 2007 (in thousands):

	September 30, 2008	December 31, 2007
Long-lived assets:
United States	$1,625	$4,855
Europe	580	960
Total long-lived assets	$2,205	$5,815

13.	SUBSEQUENT EVENT

On December 24, 2008, Avid sold certain assets of the Business, including but not limited to, its intellectual property, customer lists and fixed assets, to Hauppauge Digital, Inc. (“Hauppauge”) for approximately $5 million comprised of approximately $2.2 million of cash, a note for $2.5 million and the assumption of approximately $0.3 million of liabilities plus contingent payments based on Hauppauge’s sell through of consigned inventory over the subsequent 18 month period.

Pro Forma Consolidated Financial Statements (Unaudited)

The following unaudited pro forma consolidated financial statements have been prepared by our management and are based on (a) the historical financial statements of Hauppauge Digital, Inc. and the PCTV Business of  Avid Technology, Inc. (“PCTV”) and (b) the assumptions and adjustments described below.

The unaudited pro forma consolidated statement of operations for the year ended September 30, 2008 gives effect to the acquisition as if the acquisition occurred October 1, 2007.  The  buyer  paid approximately $5.3 million which primarily included $2.2 million of net cash paid to the seller at closing and $2.5 million pursuant to a note payable to Avid Technology, Inc., $0.3 million of liabilities assumed by the buyer   and $0.3 million of direct acquisition costs.  The purchase price was allocated via the recording of $4.0 million of identifiable intangible assets, $1.1 million of goodwill and $0.2 million of fixed assets.

These pro forma consolidated financial statements are not necessarily indicative of the financial position or results of operations that would have occurred had the transaction been effected on the assumed dates. Additionally, future results may vary significantly from the results reflected in the pro forma consolidated statement of operations due to changes in prices, future transactions and other factors. These statements should be read in conjunction with our audited consolidated financial statements and the related notes for the year ended September 30, 2008 included in our 2008 Form 10-K and the current report on Form 10-Q filed on February 13, 2009 which included the unaudited financial statements for the quarter ended December 31, 2008. The pro forma information reflects preliminary estimates of the allocation of the amounts paid at closing which may be adjusted.

HAUPPAUGE DIGITAL INC. AND SUBSIDIARIES
PROFORMA COMBINED STATEMENT OF OPERATIONS

(All amounts in thousands)	Hauppauge Digital Inc Twelve months ended September 30, 2008	Avid Technology, Inc. PCTV Business welve months ended September 30, 2008	Pro Forma Adjustments		Hauppauge Digital Inc and Avid Technology PCTV Business Pro forma Combined

Net Sales	$89,701	$49,532	-		$139,233
Cost of Sales	72,019	43,296	-		115,315
Gross Profit	17,682	6,236	-		23,918

Selling, General and Administrative Expenses	17,153	7,882			25,035
Research & Development Expenses	3,884	3,284			7,168
Amortization of intangible assets	-	1,099	(514)	(1)	585

Impairment of intangible assets	-	2,406	(2,406)	(2)	-

Income (loss) from operations	(3,355)	(8,435)	2,920		(8,870)
Other Income (expense):

Interest income	44	-	(9)	(3)	35

Interest expense	-	-	(65)	(4)	(65)

Foreign currency	(15)	-	-		(15)
Other Income (expense)	29	0	(74)		(45)
Income (loss) before taxes on income	(3,326)	(8,435)	2,846		(8,915)

Income tax benefit	(238)	-	-		(238)
Net income (loss)	$(3,088)	$(8,435)	$2,846		$(8,677)

Net income (loss) per share:
Basic	$(0.31)				$(0.87)
Diluted	$(0.31)				$(0.87)

See notes to pro forma consolidated statement of operations

Footnotes to Unaudited Pro Forma Consolidated Statement of Operations:

(1)
Eliminate Avid Technology, Inc. amortization of intangible assets of  $1,099 and add amortization of $585 based on $4,024 of intangible assets acquired by Hauppauge Digital Inc. amortized on a straight-line basis over seven years

(2)	Eliminate Avid Technology, Inc impairment of intangible assets

(3)	Reduce interest income to reflect cash used for acquisition of PCTV and cash used for principal and interest payments

(4)	Interest expense on the note payable to Avid Technology, Inc at a 5% interest rate

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: March 9, 2009

Hauppauge Digital, Inc

By:	/s/ Gerald Tucciarone
Gerald Tucciarone
Treasurer, Chief Financial Officer, (Principal Financial Officer) and Secretary